Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-182931, 333-176211, 333-159877, 333-105873, 333-91464, 333-84720, 333-59248, 333-86649, 333-65051, 333-136425, 333-116467, 333-38025, 333-154715, 333-167197, , 333-192089, 333-200032, 333-207866, and 333-212242) of Harmonic Inc. of our report dated March 3, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
March 3, 2017